Amount:  $2,500,000.00                                   Date: November 18,1997
Interest:9% per annum
Term:    90 days

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, EIF Holdings, Inc., a Hawaii corporation (the "Maker") promises to pay to Deere Park Capital Management, Inc. with an address at 650 Dundee Road, Suite 460, Northbrook, Illinois 60062, or order (the "Holder"), the sum of Two Million, Five Hundred Thousand ($2,500,000.00) Dollars, on or before February 16, 1998, with interest at the rate of nine percent (9%) per annum. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. All payments received by the Holder are to be applied first to interest accrued to the date of payment and thereafter toward payment of principal. Said principal sum, together with all interest accrued to the date of payment, shall be due and payable at the Holder's address given above, or at such other address as the Holder may from time to time designate by written notice to the Maker. Interest after any uncured Event of Default hereunder shall accrue at the rate of twelve percent (12%) per annum.

         Interest under this Note shall be due and payable in full upon maturity of the Note.

         The Maker shall have the right to prepay the balance due in whole or in part without premium or penalty.

         This Note shall, at the option of the Holder, become due and payable fifteen (15) days after written notice from the Holder of any of the following events of default which remains uncured after the end of such fifteen (15) day period:

         (a)      The failure of Maker to pay any sum hereunder when due;

         (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), the Maker shall (1) commence a voluntary case or proceeding; (2) consent to the entry of an order for relief against it in an involuntary case; (3) consent to the appointment of a trustee, receiver, assignee, liquidator or similar of official; (4) make an assignment for the benefit of its creditors; or (5) admit in writing its inability to pay its debts as they become due; and

         (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against Maker in an involuntary case; (2) appoints a trustee, receiver, assignee, liquidator or similar official for the Maker or any substantial part of any of Maker's properties; or (3) orders the liquidation of the Maker and the order or decree is not dismissed within one hundred and eighty (180) days.

         No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or a waiver of any right or remedy on any future occasion.

         The indebtedness evidenced by this Note is secured by (a) a Pledge Agreement of even date herewith, executed by the Maker, the Payee and a custodian, dated of even date herewith with respect to collateral consisting of four hundred seventy-five thousand (475,000) shares of common stock of American Eco Corporation, a corporation of Ontario, Canada, and (b) a Security Agreement of even date herewith executed by the Maker's affiliate, J.L. Manta, Inc., an Illinois corporation, in favor of the Holder with respect to a subordinate security interest in certain property of said affiliate.

         The Maker represents, warranties and covenants to Holder that:

                  i. The statements contained in this Note are true and correct.

                  ii. The execution, delivery, and performance by the undersigned of this Note are within the Maker's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Maker's charter or bylaws or (b) violate any law, rule, regulation, order, writ, judgment, decree, or award.

                  iii. This Note, when duly executed and delivered, will constitute a legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

         This Note shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to its conflict of laws principles).

         The undersigned irrevocably submits to the jurisdiction of any federal or Illinois State court having jurisdiction in Chicago, Illinois, for the purpose of any suit, or action or proceeding arising out of or relating to this Note, and irrevocably waives, to the fullest extent permitted by law, any right to a jury demand which it may have, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum. Nothing in this paragraph shall affect the right of the Lender to bring any action of proceeding against the undersigned or its property in the courts of other jurisdictions otherwise having jurisdiction over the undersigned.

         IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first stated above.

                                               EIF HOLDINGS, INC.


                                               By: ____________________________
                          Frank J. Fradella, President
g:\common\corp\notes\deere.doc
Page 80